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                        TRICO MARINE SERVICES, INC.

                               EXHIBIT 11.1

                     COMPUTATION OF EARNINGS PER SHARE

             (In thousands, except share and per share amounts)



                                                     Three Months Ended March 31, 2000         Three Months Ended March 31, 1999
                                                    -----------------------------------     --------------------------------------
                                                                                  Per-                                       Per-
                                                       Loss        Shares        share          Loss          Shares        share
                                                    (Numerator) (Denominator)   Amount       (Numerator)   (Denominator)   Amount
                                                    ----------- -------------  --------     -------------  -------------  --------
Net loss                                            $   (9,061)                             $     (7,343)
                                                    -----------                             -------------

Basic earnings per share

Loss available to common
     shareholders                                       (9,061)   28,390,416    ($0.32)           (7,343)    20,378,416    ($0.36)
                                                                                =======                                    =======

Effect of Dilutive Securities

Stock option grants                                          -              -                          -              -
                                                     ---------- --------------              -------------   ------------

Diluted earnings per share

Loss available to common
     shareholders plus assumed conversions           $   (9,061)  28,390,416    ($0.32)     $     (7,343)    20,378,416    ($0.36)
                                                     =========== =============  =======     =============   ============   =======

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